Exhibit 99.1

USA TRUCK PROVIDES UPDATE ON CEO MEDICAL LEAVE

VAN BUREN, ARK. – May 7, 2015 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider headquartered in Van Buren, AR, issued a letter today on behalf of Chief Executive Officer John Simone.

Dear Colleagues and Fellow Stockholders:

I wanted to update you personally on the status of my medical leave and the timing of my expected return.  Although my communication with you has been limited for several weeks, please know that USA Truck, and all of you, have been in my thoughts as I have concentrated on my treatments and recovery.

During March, I experienced cerebral vascular accidents (CVAs), or strokes, which primarily affected my speech (much improved since then).  My doctors have not identified any other lasting effects, and they expect me to make a full recovery from the CVAs.

While looking for the cause of the CVAs, they discovered lung cancer, which is very rare in non-smokers. I have been undergoing chemotherapy, and radiation treatments are planned in the future. The treatments are expected to continue for several more weeks. It is too early to have complete visibility on timeframe for completing treatments or a definitive prognosis, but my doctors and I are optimistic.

Needless to say, this dual challenge multiplied the number of tests, appointments, and treatments to the point a medical leave became necessary.  The warm wishes and messages from many of you were much appreciated and are helping keep up my spirits along the way.

Several weeks into the treatments, I am feeling much better.  My strength is returning, my speech is improving, and I am looking forward to returning to active involvement in the business.  My doctors have not finalized their recommendations on my ability to travel or return to USA Truck in a full time capacity.  I intend to return as soon as medically advisable, and I am hoping that will be sometime this summer.

I would like to thank my colleagues at USA Truck for their support of me, but even more for their continued efforts on behalf of the company.  The depth and breadth of our team has never been greater, and this has been clearly displayed over these past several weeks.  I am grateful and humbled, but not surprised, by their dedication and performance.

Sincerely,

/s/ John M. Simone
John M. Simone

About USA Truck
USA Truck is a capacity solutions provider of transportation and logistics services that include truckload, dedicated contract carriage, intermodal and brokerage spot market throughout the continental United States, Mexico and Canada.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements concerning expected financial and operating improvements and management capability, are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

Company Contact
Michael Borrows, EVP & CFO
USA Truck, Inc.
(479) 471-2638
Michael.Borrows@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com

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